UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On October 3, 2025, The Crypto Company (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with an accredited investor, White Dwarf LLC (the “Investor”), pursuant to which the Company agreed to sell and issue to the Investor 10,000,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”) for an aggregate purchase price of 0.437411 BTC.

The Subscription Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Subscription Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Subscription Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Subscription Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide any other factual information regarding the Company.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Securities Purchase Agreement

On October 8, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starchive.io, Inc., a Delaware corporation (“Starchive”), each of the equity holders of Starchive (collectively, the “Sellers” and each individually, a “Seller”) and Richard Averitt, as the Sellers’ representative.

Pursuant to the Purchase Agreement, the Company has agreed to acquire 50.1% of the outstanding capital stock of Starchive, subject to customary closing conditions. The transaction is expected to close on or about October 17, 2025, following the satisfaction of the closing conditions, which include customary third-party consents, approvals, and other closing deliverables.

At the closing of the transaction, the Company will provide consideration comprised of cash, equity, and debt. The Company will issue to the Sellers an aggregate of $8,500,000 in principal amount of 5.0% notes, which will become convertible into equity only after three years, less any outstanding indebtedness of Starchive. The Company will also issue to the Sellers an aggregate of 433,633,691 shares of the Company’s common stock (the “Shares”), representing approximately 9.99% of the Company’s issued and outstanding common stock immediately prior to such issuance. The Shares will be issued as restricted securities subject to the transfer restrictions of Rule 144 under the Securities Act of 1933, as amended, and to any applicable contractual lock-up provisions. In addition, the Company will contribute an aggregate of $3,000,000 in cash to Starchive following the closing, to be disbursed in multiple tranches over a twelve-month period to support working capital and business growth.

The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions for a transaction of this nature. The closing of the transaction is subject to the satisfaction or waiver of customary closing conditions, and there can be no assurance that the transaction will be consummated on the terms described herein, if at all. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Subscription securities described above under Item 1.01 have not been registered under the Securities Act. Based in part upon the representations of the Investor in the Subscription Agreement, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The Investor has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 7.01. Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing that it had entered into the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Securities Purchase Agreement, dated October 8, 2025, by and among the Company, Starchive.io, Inc., its equity holders, and Richard Averitt.
99.1	Press Release issued by The Crypto Company dated October 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2025

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary